CONTACT:
Greg Stockett	Jennifer Hinchman
Chief Financial Officer	Director, Investor Relations
510.548.5442	510.649.4548

BARRA REPORTS 4 th QUARTER AND FISCAL YEAR RESULTS

BERKELEY, Calif., April 30, 2004—Barra, Inc. (Nasdaq: BARZ) a global leader in risk management technology for investment professionals, today reported consolidated revenues from continuing operations of $38.0 million and a loss from continuing operations of $1.6 million, or $.09 per basic and diluted earnings share based on Generally Accepted Accounting Principles (GAAP) for the quarter ended March 31, 2004. Loss from continuing operations for the March 2004 quarter includes goodwill impairment charges of $10.2 million or $.54 per share related to our Financial Engineering Associates operating subsidiary (FEA).

For the three months ended March 31, 2003, consolidated revenues from continuing operations were $36.2 million and income from continuing operations, under GAAP, was $5.9 million or $.30 per diluted share. Income from continuing operations for the March 2003 quarter included an impairment loss on certain investments in unconsolidated companies of $6.9 million or $.24 per diluted share and non-recurring tax credits of $2.9 million or $.15 per diluted share. Net income, including results from discontinued operations, for the three months ended March 31, 2003 was $6.6 million or $.33 per diluted share.

For the fiscal year ended March 31, 2004, consolidated revenues from continuing operations were $151.9 million and income from continuing operations under GAAP was $22.5 million or $1.13 per diluted share. Income from continuing operations for the fiscal year ended March 31, 2004 includes goodwill impairment charges of $10.2 million or $.51 per diluted share and restructuring charges of $2.5 million or $.08 per diluted share. Net income for the fiscal year ended March 31, 2004, including results from discontinued operations, was $27.1 million or $1.36 per diluted share.

For the fiscal year ended March 31, 2003, consolidated revenues from continuing operations were $141.1 million and income from continuing operations under GAAP was $33.2 million or $1.59 per diluted share. Income from continuing operations for the fiscal year ended March 31, 2003 includes an impairment loss on certain investments in unconsolidated companies of $6.9 million or $.24 per diluted share and non-recurring tax credits of $2.9 million or $.15 per diluted share. Net income for the fiscal

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year ended March 31 2003, including results from discontinued operations, was $34.0 million or $1.63 per diluted share.

Barra to Be Acquired and Combined with MSCI

On April 6, 2004, Morgan Stanley Capital International Inc. (“MSCI”) and Barra announced the signing of a definitive merger agreement. Under the terms of the agreement, MSCI’s majority shareholder, Morgan Stanley, will acquire Barra for $41.00 per share in cash, or an aggregate consideration of approximately $816.4 million. Barra’s operations will be combined with MSCI following the close of the transaction.

On April 26, 2004, Barra announced that it had received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with the acquisition of Barra by Morgan Stanley.

The transaction, which is expected to close in 60 to 120 days from the announcement, remains subject to Barra shareholder approval and other customary closing conditions.

Core Business

Total revenues for the March 2004 quarter for risk management products were $34.3 million (or $32.4 million after adjusting for the positive impact of changes in foreign currency translation rates) as compared to $33.3 million for the same quarter a year ago. Revenues from products and services of FEA that are included in core business revenues were $1.2 million and $1.9 million, respectively, for the three months ended March 31, 2004 and 2003.

Recurring subscription revenues for portfolio and enterprise risk management products combined were $29.9 million compared to $30.0 million for the same quarter a year ago. Non-recurring revenues from enterprise risk implementation projects and other one-time fees were $1.2 million in the March 2004 quarter, a decrease of 6 percent when compared to the same quarter a year ago. Approximately 38 percent of the subscription base was subject to renewal during the quarter, and we achieved 86 percent revenue retention.

Core business operating losses amounted to 7 percent of core business operating revenues for the March 2004 quarter, including the effect of goodwill impairment charges and amortization of intangibles, which reduced core operating margins by 31 percent for the March 2004 quarter. This compares to core business

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operating margins of 23 percent for the same quarter last year, including the effect of amortization of intangibles which reduced core operating margins by 1 percent for the March 2003 quarter.

At March 31, 2004, the total annual value of all core product subscriptions was approximately $127 million, unchanged from March 31, 2003.

POSIT Venture

Revenues from the Portfolio System for Institutional Trading (POSIT) joint venture for the March 2004 quarter were $3.7 million as compared to $3.0 million for the same quarter a year ago, an increase of 24 percent. These revenues consist of royalties directly related to trading volume in the U.S. and European POSIT systems.

Goodwill Impairment

As of March 31, 2004, the Company completed its annual test for impairment and recorded an impairment loss of $10.2 million or $.54 per basic and diluted share for its FEA reporting unit as the carrying amount of goodwill exceeded its fair value. The impairment loss is a non-cash charge and not deductible for income tax purposes.

Dividend

Barra’s board of directors declared a special cash dividend of $1.00 per common share payable on January 2, 2004 to shareholders of record as of December 8, 2003. The dividend amounted to approximately $19.5 million.

On February 5, 2004 Barra’s board of directors declared a cash dividend of $.125 cents per common share payable on March 15, 2004 to shareholders of record at the close of business on February 23, 2004. The quarterly dividend amounted to approximately $2.4 million.

Under terms of the pending acquisition by Morgan Stanley, all future dividends have been suspended.

Stock Repurchase Plan

During the March 2004 quarter, as part of its previously announced stock repurchase program, Barra repurchased 396,400 of its shares for a cost of approximately $12.5 million. As of April 30, 2004, Barra has remaining authorization to repurchase up to 1,075,000 shares. As a result of the pending acquisition, all future stock repurchases under this program have been suspended.

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Barra is a global leader in delivering risk management systems and services to managers of portfolio and firm-wide investment risk. Since its inception in 1975, Barra’s single vision — to empower its clients to make strategic investment decisions — has made Barra the industry standard in investment risk management. Headquartered in Berkeley, California, Barra has offices in all major financial centers around the world.

This release contains forward-looking statements that reflect management’s current expectations regarding future events and financial performance. The statements made above that address expectations or projections about the future are forward-looking statements including all statements containing the words “to be” and “will” in the section above entitled “Barra to be Acquired and Combined with MSCI.” Factors that could cause actual results to differ materially include: whether or not the conditions to the completion of the acquisition of the sale of Barra to Morgan Stanley are satisfied; the possibility that the acquisition will not close; variability of revenue streams in the core business; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; risks associated with product development and technological changes; general economic conditions as well as conditions in the asset management and financial services industries; the continued employment of key personnel; the retention of key data vendors; business combinations; government regulation and competition. These and other important factors are detailed in various Securities and Exchange Commission filings made periodically by the company, particularly its latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from the company without charge or online at http://www.barra.com. Please review such filings and do not place undue reliance on these forward-looking statements.

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Barra Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Three and Twelve Month Periods Ended March 31, 2004 and 2003
(In thousands except for share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2004	2003	2004	2003
Operating Revenues:
Subscription and other — Risk management products	$34,288	$33,254	$134,768	$124,100
POSIT	3,691	2,973	17,151	16,996

Total operating revenues	37,979	36,227	151,919	141,096

Operating Expenses:
Communication, data and seminar costs	1,736	1,870	7,875	7,549
Compensation and benefits	18,705	18,183	72,552	66,688
Occupancy	1,965	1,773	7,631	6,311
Amortization of acquired intangibles	350	286	1,400	286
Other operating expenses	4,374	4,123	17,016	17,002
Goodwill impairment and restructuring charges	10,202		12,668

Total operating expenses	37,332	26,235	119,142	97,836

Interest Income & Other	1,750	1,250	5,095	7,721
Impairment loss on investments in unconsolidated companies		(6,936)		(6,936)

Income before Equity in Net Income and Loss of Investees, Income Taxes and Discontinued Operations	2,397	4,306	37,872	44,045
Equity in Income and Loss of Investees	5	15	29	181

Income before Income Taxes	2,402	4,321	37,901	44,226
Income Taxes	(4,033)	1,557	(15,392)	(11,030)

Income (loss) from Continuing Operations	($1,631)	$5,878	$22,509	$33,196
Discontinued Operations:
Gain on sale, net		$770	4,608	770

Net Income (loss)	($1,631)	$6,648	$27,117	$33,966

Income (loss) Per Share:
Continuing Operations:
Basic	($0.09)	$0.30	$1.17	$1.65

Diluted	($0.09)	$0.30	$1.13	$1.59

Discontinued Operations — gain on sale:
Basic	$0.00	$0.04	$0.24	$0.04

Diluted	$0.00	$0.04	$0.23	$0.04

Net Income:
Basic	($0.09)	$0.34	$1.41	$1.68

Diluted	($0.09)	$0.33	$1.36	$1.63

Weighted Average Common and Common Equivalent Shares:
Basic	18,939,771	19,386,110	19,212,251	20,161,952

Diluted	18,939,771	19,886,055	19,882,174	20,834,618

Barra, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 31, 2004 and 2003
(In thousands except for share and per share amounts)

	March 31,	March 31,
	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$37,973	$26,848
Investments in marketable equity trading securities	16,749	15,025
Investments in marketable debt securities available-for-sale	152,710	158,238
Accounts receivable (Less allowance for doubtful accounts of $746 and $916):
Risk Management products	10,870	9,379
Related parties- POSIT royalties	3,709	2,975
Prepaid expenses	2,279	2,165

Total current assets	224,290	214,630

Investments in Unconsolidated Companies	3,250	3,358
Premises and Equipment:
Computer and office equipment	16,315	14,482
Furniture and fixtures	4,779	4,948
Leasehold improvements	7,960	7,710

Total premises and equipment	29,054	27,140
Less accumulated depreciation and amortization	(22,542)	(18,510)

	6,512	8,630
Deferred Tax Assets	4,949	5,509
Computer Software
(Less accumulated amortization of $4,248 and $3,481)	982	1,156
Other Assets	1,299	1,391
Goodwill and other Intangibles
(Less accumulated amortization of $7,225 and $5,825)	23,256	34,858

TOTAL	$264,538	$269,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$774	$929
Due to related party	600	1,106
Accrued expenses payable:
Accrued compensation	7,882	8,334
Accrued income taxes	8,698	8,630
Other accrued expenses	7,270	7,808
Unearned revenues	39,024	32,253

Total current liabilities	64,248	59,060

Deferred Tax Liabilities	6,627	6,951
Stockholders’ Equity:
Preferred stock, no par; 10,000,000 shares authorized; none issued and outstanding Common stock, $.0001 par value; 75,000,000 shares authorized; 18,996,153 and 19,145,965 shares issued and outstanding	2	2
Additional paid-in capital	101,285	83,528
Deferred compensation	(2,338)
Retained earnings	94,665	119,440
Accumulated other comprehensive income	49	551

Total stockholders’ equity	193,663	203,521

TOTAL	$264,538	$269,532

BARRA, INC.
SEGMENT INFORMATION — CONTINUING OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

	THREE MONTHS ENDED MARCH 31, 2003					THREE MONTHS ENDED MARCH 31, 2004
		BARRA VENTURES					BARRA VENTURES
		POSIT		Total			POSIT		Total
	CORE	Joint Venture	Other	Ventures	Total	CORE	Joint Venture	Other	Ventures	Total
Revenues:
Subscription and other — Risk management products	33,254				33,254	34,288				34,288
POSIT		2,973		2,973	2,973		3,691		3,691	3,691

Total revenues	33,254	2,973	—	2,973	36,227	34,288	3,691	—	3,691	37,979

Compensation and Benefits	(17,857)	(326)		(326)	(18,183)	(18,229)	(476)		(476)	(18,705)
Other Segment Expenses	(7,498)	(268)		(268)	(7,766)	(7,940)	(135)		(135)	(8,075)
Amortization of Acquired Intangibles	(286)			—	(286)	(350)			—	(350)
Goodwill Impairment and Restructuring Charges						(10,202)				(10,202)
Equity in Joint Ventures		33	(18)	15	15		5		5	5

Total Segment expenses	(25,641)	(561)	(18)	(579)	(26,220)	(36,721)	(606)	—	(606)	(37,327)

Segment Income (Loss)	7,613	2,412	(18)	2,394	10,007	(2,433)	3,085	—	3,085	652

	YEAR ENDED MARCH 31, 2003					YEAR ENDED MARCH 31, 2004
		BARRA VENTURES					BARRA VENTURES
		POSIT		Total			POSIT		Total
	CORE	Joint Venture	Other	Ventures	Total	CORE	Joint Venture	Other	Ventures	Total
Revenues:
Subscription and other — Risk management products	124,100			—	124,100	134,768				134,768
POSIT		16,996		16,996	16,996		17,151		17,151	17,151

Total revenues	124,100	16,996	—	16,996	141,096	134,768	17,151	—	17,151	151,919

Compensation and Benefits	(64,881)	(1,807)		(1,807)	(66,688)	(70,615)	(1,937)		(1,937)	(72,552)
Other Segment Expenses	(29,893)	(969)	—	(969)	(30,862)	(31,957)	(565)	—	(565)	(32,522)
Amortization of Acquired Intangibles	(286)			—	(286)	(1,400)			—	(1,400)
Goodwill Impairment and Restructuring Charges						(12,668)				(12,668)
Equity in Joint Ventures		232	(51)	181	181		134	(105)	29	29

Total Segment expenses	(95,060)	(2,544)	(51)	(2,595)	(97,655)	(116,640)	(2,368)	(105)	(2,473)	(119,113)

Segment Income (Loss)	29,040	14,452	(51)	14,401	43,441	18,128	14,783	(105)	14,678	32,806